SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2008 (January 11, 2008)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

New River Center, 200 East Las Olas Boulevard, Suite 1730, Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954) 761-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

EXHIBIT 10.2

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2008, we entered into a letter agreement with General Electric Capital Corporation (“GECC”) dated as of January 9, 2008. The letter agreement with GECC (“GECC Letter Agreement”) provides, among other matters, that GECC will until February 1, 2008 forbear from the exercise of any of its rights and remedies arising out of our failure to deliver to GECC certain of our financial information from fiscal year 2006.

On January 16, 2008, we entered into a letter agreement with Monroe Capital Management Advisors LLC (“Monroe”) dated as of January 15, 2008. The letter agreement with Monroe (“Monroe Letter Agreement”) provides, among other matters, that Monroe will until February 1, 2008 forbear from the exercise of any of its rights and remedies arising out of our failure to deliver to Monroe certain of our financial information from fiscal year 2006.

The foregoing description of the GECC Letter Agreement and the Monroe Letter Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the GECC Letter Agreement and the Monroe Letter Agreement filed as Exhibits 10.1 and 10.2 hereto and incorporated herein in their entirety by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
The exhibits listed below are being furnished pursuant to Item 9.01.
Exhibit Number	Description

10.1	Letter Agreement, dated as of January 9, 2008 and executed January 11, 2008, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and GECC.
10.2	Letter Agreement, dated as of January 15, 2008 and executed January 16, 2008, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and Monroe.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	BUTLER INTERNATIONAL, INC.

By:/s/ Mark Koscinski
Mark Koscinski

Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Letter Agreement, dated as of January 9, 2008, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and GECC.
10.2	Letter Agreement, dated as of January 15, 2008, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and Monroe.

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